EXHIBIT 99.1

Provident Financial Services, Inc. Announces a 43% Increase in Quarterly Earnings

JERSEY CITY, NJ, April 27, 2012 - Provident Financial Services, Inc. (NYSE:PFS) (the “Company”) reported net income of $18.4 million, or $0.32 per basic and diluted share for the three months ended March 31, 2012, compared to net income of $12.9 million, or $0.23 per basic and diluted share for the three months ended March 31, 2011.

The improvement in net income for the first quarter of 2012 compared to the prior year period was due in part to a $2.9 million reduction in the provision for loan losses resulting from decreases in both early stage loan delinquencies and non-performing loan formation.  The Company also recognized $2.2 million in gains on the strategic sale of certain mortgage-backed securities identified as having a significant risk of accelerated prepayment.  Further contributing to the improvement in net income versus the prior year period was an increase in net interest income of $1.4 million primarily due to an increase in average loans outstanding, funded by growth in average core deposits.  These increases were partially offset by a $1.4 million increase in non-interest expense and a $2.9 million increase in income tax expense.

Christopher Martin, Chairman, President and Chief Executive Officer, commented, “Our first quarter’s earnings growth can be traced to improving asset quality, stability in our margin, and increased non-interest income.  When coupled with our ongoing expense management, substantial improvement in our operating efficiency was attained.”  Martin continued: “While we have yet to experience any meaningful impact from regulatory reform via Dodd-Frank, we believe we are well-positioned to address any changes that may eventuate.  We again experienced core deposit growth during the quarter, while the cost of deposits continued to decline.  Also, as we previously announced, our Board increased the quarterly cash dividend by 8.3%, to $0.13 per share payable on May 31, 2012 to stockholders of record on May 15, 2012.”

Balance Sheet Summary

Total assets increased $23.7 million, or 0.3%, to $7.12 billion at March 31, 2012, from $7.10 billion at December 31, 2011.  The increase was primarily due to increases in securities available for sale, investment securities held to maturity, net loans and foreclosed assets, partially offset by a decrease in other assets.

Total investments increased $27.0 million, or 1.5%, to $1.79 billion at March 31, 2012, from $1.76 billion at December 31, 2011.  The increase was primarily due to purchases of mortgage-backed securities, partially offset by principal repayments on mortgage-backed securities, the sale of specific mortgage-backed securities which had a high risk of prepayment and maturities of municipal and agency bonds.

The Company’s net loans increased $5.6 million, or 0.1%, during the three months ended March 31, 2012 to $4.58 billion.  Loan originations totaled $347.0 million and loan purchases totaled $19.1 million for the three months ended March 31, 2012.  The loan portfolio had net increases of $17.6 million in commercial and multi-family mortgage loans, $10.0 million in consumer loans and $3.9 million in construction loans, which were partially offset by decreases of $14.8 million in commercial loans and $11.2 million in residential mortgage loans.  Commercial real estate, commercial and construction loans represented 59.9% of the loan portfolio at March 31, 2012, compared to 59.8% at December 31, 2011.

At March 31, 2012, the Company’s unfunded loan commitments totaled $803.9 million, including $306.7 million in commercial loan commitments, $103.1 million in construction loan commitments and $90.3 million in commercial mortgage commitments.  Unfunded loan commitments at December 31, 2011 were $770.4 million.

Other assets decreased $8.2 million, or 10.4%, to $70.6 million at March 31, 2012, from $78.8 million at December 31, 2011, primarily due to the amortization of prepaid FDIC insurance and income tax accruals.

Total deposits increased $38.3 million, or 0.7%, during the three months ended March 31, 2012 to $5.19 billion.  Core deposits, which consists of savings and demand deposit accounts, increased $77.2 million, or 1.9%, to $4.11 billion at March 31, 2012.  The majority of the core deposit increase was in interest bearing demand and savings deposits.  Time deposits decreased $38.9 million, or 3.4%, to $1.09 billion at March 31, 2012, with the majority of the decrease occurring in the 18- and 24-month maturity categories.  The Company remains focused on developing core deposit relationships, while strategically permitting the run-off of time deposits.  Core deposits represented 79.0% of total deposits at March 31, 2012, compared to 78.1% at December 31, 2011.

Borrowed funds were reduced $27.1 million, or 2.9% during the three months ended March 31, 2012, to $893.1 million, as core deposit growth replaced wholesale funding.  Borrowed funds represented 12.5% of total assets at March 31, 2012, a reduction from 13.0% at December 31, 2011.

Common stock repurchases for the three months ended March 31, 2012, totaled 139,845 shares at an average cost of $13.86 per share.  At March 31, 2012, 1.6 million shares remained eligible for repurchase under the current authorization.  At March 31, 2012, book value per share and tangible book value per share were $16.04 and $10.06, respectively, compared with $15.88 and $9.87, respectively, at December 31, 2011.

Results of Operations

Net Interest Income and Net Interest Margin

For the three months ended March 31, 2012, net interest income increased $1.4 million, to $54.8 million, from $53.4 million for the same period in 2011.  The improvement in net interest income resulted from the favorable effects of an increase in average interest earning assets, primarily average loans outstanding, funded with the growth in lower-cost core deposits, largely interest and non-interest bearing demand deposits.  This improvement in net interest income was partially offset by compression in the net interest margin.

The net interest margin for the quarter ended March 31, 2012 decreased 9 basis points to 3.42% compared with 3.51% for the quarter ended March 31, 2011.  The decrease in the net interest margin for the quarter ended March 31, 2012, compared with the same period last year, was primarily attributable to reductions in the weighted average yield on interest-earning assets, which declined 39 basis points to 4.19% for the quarter ended March 31, 2012, compared with 4.58% for the quarter ended March 31, 2011.  The weighted average cost of interest-bearing liabilities declined 33 basis points to 0.90% for the quarter ended March 31, 2012, compared with 1.23% for the first quarter of 2011.  The average cost of interest bearing deposits for the quarter ended March 31, 2012 was 0.62%, compared with 0.92% for the same period last year.  Average non-interest bearing demand deposits totaled $670.1 million for the quarter ended March 31, 2012, compared with $555.5 million for the quarter ended March 31, 2011.  The average cost of borrowed funds for the quarter ended March 31, 2012 was 2.25%, compared with 2.70% for the same period last year.

The Company’s net interest margin increased 3 basis points to 3.42% for the quarter ended March 31, 2012, from 3.39% for the quarter ended December 31, 2011.  The increase in the net interest margin versus the trailing quarter was primarily attributable to reductions in the weighted average cost of interest-bearing liabilities.  The weighted average cost of interest-bearing liabilities was 0.90% for the quarter ended March 31, 2012, compared with 0.99% for the trailing quarter.  The weighted average yield on interest-earning assets was 4.19% for the quarter ended March 31, 2012, compared with 4.24% for the quarter ended December 31, 2011.  The average cost of interest-bearing deposits for the quarter ended March 31, 2012 was 0.62%, compared with 0.72% for the trailing quarter.  The average cost of borrowed funds for the quarter ended March 31, 2012 was 2.25%, compared with 2.34% for the quarter ended December 31, 2011.

Non-Interest Income

Non-interest income totaled $12.7 million for the quarter ended March 31, 2012, an increase of $5.6 million, or 77.5%, compared to the same period in 2011.  Fee income increased $2.5 million to $8.1 million for the three months ended March 31, 2012, from $5.6 million for the three months ended March 31, 2011, due primarily to increases in commercial loan prepayment fee income and increased wealth management fees attributable to Beacon Trust Company (“Beacon”), acquired in August 2011.  Net gains on securities transactions totaled $2.2 million for the three months ended March 31, 2012, compared to $14,000 for the same period in 2011, as the Company identified and sold certain securities which had a high risk of accelerated prepayment.  The proceeds from the sales were reinvested in similar securities with more stable projected cash flows.  These increases were partially offset by lower deposit-based fee revenue.  Additionally, other income increased $920,000 for the three months ended March 31, 2012, compared to the same period in 2011, primarily due to income associated with the discontinuance of the Company’s debit card rewards program, an increase in gains resulting from a larger number of loan sales and increased net gains on the sale of foreclosed real estate.

Non-Interest Expense

For the three months ended March 31, 2012, non-interest expense increased $1.4 million, or 4.1%, to $36.8 million, compared to $35.4 million for the three months ended March 31, 2011.  Compensation and benefits increased $2.0 million for the quarter ended March 31, 2012, compared to the quarter ended March 31, 2011, due to annual merit increases and personnel added as a result of the Beacon acquisition, increased incentive compensation, increased post-retirement and pension costs and increased employee health and medical costs.  Other operating expenses increased $650,000, or 12.5%, to $5.9 million for the quarter ended March 31, 2012, from $5.2 million for the same period in 2011, due primarily to increased loan collection expense and additional operating expenses associated with Beacon.  Data processing expense increased $324,000 for the quarter ended March 31, 2012, compared to the same period in 2011, because of increased software maintenance and core processing fees.  Additionally, advertising and promotion expense increased $87,000 for the three months ended March 31, 2012, compared with the same period last year.  Partially offsetting these increases, FDIC insurance expense decreased $490,000, to $1.4 million for the three months ended March 31, 2012, from $1.9 million for the same period in 2011, due to the change in assessment methodology in April 2011 from deposit-based to asset-based.  Also, net occupancy expense decreased $248,000 for the three months ended March 31, 2012, compared with the same period in 2011, primarily due to lower seasonal expenses attributable to the milder winter and reduced operating expenses resulting from the consolidation of the Company’s administrative offices in April 2011.  The amortization of intangibles decreased $101,000 for the three months ended March 31, 2012, compared with the same period in 2011, due to scheduled reductions in the amortization of core deposit intangibles, partially offset by the amortization of the customer relationship intangible arising from the Beacon acquisition.  During the quarter ended March 31, 2011, the Company recognized an impairment charge of $807,000 related to the then-anticipated sale and relocation of its loan center which was sold in November 2011.

The Company’s annualized non-interest expense as a percentage of average assets was 2.08% for the quarter ended March 31, 2012, compared to 2.11% for the same period in 2011.  The efficiency ratio (non-interest expense divided by the sum of net interest income and non-interest income) was 54.45% for the quarter ended March 31, 2012, compared with 58.32% for the same period in 2011.

Asset Quality

The Company’s total non-performing loans at March 31, 2012 were $120.3 million, or 2.58% of total loans, compared with $122.5 million, or 2.63% of total loans at December 31, 2011, and $114.6 million, or 2.57% of total loans at March 31, 2011.  The decrease in non-performing loans at March 31, 2012, compared with the trailing quarter, was largely due to a $1.2 million decrease in non-performing residential loans, a $997,000 decrease in non-performing multi-family loans and a $544,000 decrease in non-performing consumer loans, partially offset by a $528,000 increase in non-performing commercial loans and a $176,000 increase in non-performing commercial mortgage loans.  At March 31, 2012, impaired loans totaled $111.6 million with related specific reserves of $8.0 million, compared with impaired loans totaling $103.2 million with related specific reserves of $9.3 million at December 31, 2011.

At March 31, 2012, the Company’s allowance for loan losses was 1.59% of total loans, compared with 1.60% of total loans at December 31, 2011, and 1.63% of total loans at March 31, 2011.  The Company recorded a provision for loan losses of $5.0 million for the quarter ended March 31, 2012, compared with a provision of $7.9 million for the quarter ended March 31, 2011.  For the three-month period ended March 31, 2012, the Company had net charge-offs of $5.4 million, compared with net charge-offs of $3.9 million for the same period in 2011.  The allowance for loan losses at March 31, 2012 was $74.0 million, compared to $74.4 million at December 31, 2011.

At March 31, 2012, the Company held $14.4 million of foreclosed assets, compared with $12.8 million at December 31, 2011.  Foreclosed assets at March 31, 2012 consisted of $7.1 million of residential real estate, $6.4 million of commercial real estate and $876,000 of marine vessels.

Income Tax Expense

For the three months ended March 31, 2012, the Company’s income tax expense was $7.3 million, compared with $4.4 million for the same period in 2011.  The increase in income tax expense was a function of growth in pre-tax income from taxable sources.  The Company’s effective tax rate was 28.5% and 25.5% for the three months ended March 31, 2012 and 2011, respectively.

About the Company

Provident Financial Services, Inc. is the holding company for The Provident Bank, a community-oriented bank offering a full range of retail and commercial loan and deposit products.  The Bank currently operates 81 full service branches throughout northern and central New Jersey.

Post Earnings Conference Call

Representatives of the Company will hold a conference call for investors at 10:00 a.m. Eastern Time on Friday, April 27, 2012 regarding highlights of the Company’s first quarter 2012 financial results.  The call may be accessed by dialing 1-877-317-6789 (Domestic), 1-412-317-6789 (International) or 1-866-605-3852 (Canada).  Internet access to the call is also available (listen only) at www.providentnj.com by going to Investor Relations and clicking on Webcast.

Forward Looking Statements

Certain statements contained herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company cautions readers not to place undue reliance on any such forward-looking statements which speak only as of the date made. The Company advises readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Statements of Financial Condition
March 31, 2012 (Unaudited) and December 31, 2011
(Dollars in Thousands)

Assets	March 31, 2012	December 31, 2011

Cash and due from banks	$68,243	$68,553
Short-term investments	1,012	1,079
Total cash and cash equivalents	69,255	69,632
Securities available for sale, at fair value	1,399,961	1,376,119
Investment securities held to maturity (fair value of $368,016 at March 31, 2012
(unaudited) and $366,296 at December 31, 2011)	351,669	348,318
Federal Home Loan Bank of New York ("FHLB-NY") stock	38,684	38,927

Loans	4,658,802	4,653,509
Less allowance for loan losses	73,996	74,351
Net loans	4,584,806	4,579,158

Foreclosed assets, net	14,440	12,802
Banking premises and equipment, net	65,508	66,260
Accrued interest receivable	22,701	24,653
Intangible assets	360,029	360,714
Bank-owned life insurance	143,372	142,010
Other assets	70,637	78,810
Total assets	$7,121,062	$7,097,403

Liabilities and Stockholders' Equity

Deposits:
Demand deposits	$3,199,643	$3,136,129
Savings deposits	905,440	891,742
Certificates of deposit of $100,000 or more	372,759	383,174
Other time deposits	717,032	745,552
Total deposits	5,194,874	5,156,597

Mortgage escrow deposits	23,370	20,955
Borrowed funds	893,066	920,180
Other liabilities	44,277	47,194
Total liabilities	6,155,587	6,144,926

Stockholders' Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none issued	—	—
Common stock, $0.01 par value, 200,000,000 shares authorized, 83,209,293 shares issued and 60,182,973 outstanding at March 31, 2012, and 59,968,195
outstanding at December 31, 2011	832	832
Additional paid-in capital	1,019,425	1,019,253
Retained earnings	374,109	363,011
Accumulated other comprehensive income	9,316	9,571
Treasury stock	(383,442)	(384,725)
Unallocated common stock held by the Employee Stock Ownership Plan ("ESOP")	(54,765)	(55,465)
Common Stock acquired by the Directors' Deferred Fee Plan ("DDFP")	(7,367)	(7,390)
Deferred Compensation - DDFP	7,367	7,390
Total stockholders' equity	965,475	952,477
Total liabilities and stockholders' equity	$7,121,062	$7,097,403

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Statements of Income
Three Months Ended March 31, 2012 and 2011 (Unaudited)
(Dollars in Thousands, except per share data)

	Three Months Ended
	March 31,
	2012	2011
Interest income:
Real estate secured loans	$38,959	$40,290
Commercial loans	10,370	10,082
Consumer loans	6,289	6,519
Securities available for sale and FHLB-NY stock	8,332	9,494
Investment securities	2,918	3,093
Deposits, Federal funds sold and other short-term investments	12	9
Total interest income	66,880	69,487

Interest expense:
Deposits	7,002	9,830
Borrowed funds	5,041	6,210
Total interest expense	12,043	16,040
Net interest income	54,837	53,447
Provision for loan losses	5,000	7,900
Net interest income after provision for loan losses	49,837	45,547

Non-interest income:
Fees	8,075	5,562
Net gain on securities transactions	2,183	14
Bank owned life insurance	1,362	1,408
Other income	1,108	188
Total non-interest income	12,728	7,172

Non-interest expense:
Compensation and employee benefits	20,508	18,483
Net occupancy expense	5,026	5,274
Data processing expense	2,588	2,264
FDIC Insurance	1,390	1,880
Amortization of intangibles	739	840
Impairment of premises and equipment	—	807
Advertising and promotion expense	685	598
Other operating expenses	5,855	5,205
Total non-interest expenses	36,791	35,351
Income before income tax expense	25,774	17,368
Income tax expense	7,346	4,437
Net income	$18,428	$12,931

Basic earnings per share	$0.32	$0.23
Average basic shares outstanding	57,051,827	56,771,307

Diluted earnings per share	$0.32	$0.23
Average diluted shares outstanding	57,082,631	56,771,307

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Financial Highlights
(Dollars in Thousands, except share data) (Unaudited)

	At or for the
	Three Months Ended
	March 31,
	2012	2011
STATEMENTS OF INCOME:
Net interest income	$54,837	$53,447
Provision for loan losses	5,000	7,900
Non-interest income	12,728	7,172
Non-interest expense	36,791	35,351
Income before income tax expense	25,774	17,368
Net income	18,428	12,931
Basic and diluted earnings per share	$0.32	$0.23
Interest rate spread	3.29%	3.35%
Net interest margin	3.42%	3.51%

PROFITABILITY:
Annualized return on average assets	1.04%	0.77%
Annualized return on average equity	7.71%	5.65%
Annualized non-interest expense to average assets	2.08%	2.11%
Efficiency ratio (1)	54.45%	58.32%

ASSET QUALITY:
Non-accrual loans	$120,343	$114,553
90+ and still accruing	—	—
Non-performing loans	120,343	114,553
Foreclosed assets	14,440	2,477
Non-performing assets	134,783	117,030
Non-performing loans to total loans	2.58%	2.57%
Non-performing assets to total assets	1.89%	1.72%
Allowance for loan losses	$73,996	$72,688
Allowance for loan losses to total non-performing loans	61.49%	63.45%
Allowance for loan losses to total loans	1.59%	1.63%

AVERAGE BALANCE SHEET DATA:
Assets	$7,101,853	$6,799,124
Loans, net	4,584,512	4,353,520
Earning assets	6,358,860	6,083,357
Core deposits	4,068,187	3,619,897
Borrowings	900,785	933,654
Interest-bearing liabilities	5,408,985	5,268,172
Stockholders' equity	961,136	928,279
Average yield on interest-earning assets	4.19%	4.58%
Average cost on interest-bearing liabilities	0.90%	1.23%

LOAN DATA:
Mortgage loans:
Residential	$1,297,437	$1,409,788
Commercial	1,262,756	1,205,432
Multi-family	572,491	411,385
Construction	118,714	105,576
Total mortgage loans	3,251,398	3,132,181
Commercial loans	834,211	759,573
Consumer loans	571,010	559,871
Total gross loans	4,656,619	4,451,625
Premium on purchased loans	5,621	6,843
Unearned discounts	(95)	(107)
Net deferred	(3,343)	(1,233)
Total loans	$4,658,802	$4,457,128

Notes

(1) Efficiency Ratio Calculation
	Three Months Ended
	March 31,
	2012	2011
Net interest income	$54,837	$53,447
Non-interest income	12,728	7,172
Total income:	$67,565	$60,619

Non-interest expense:	$36,791	$35,351

Expense/income:	54.45%	58.32%

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Net Interest Margin Analysis
Quarterly Average Balances
(Unaudited) (Dollars in Thousands)

	March 31, 2012				December 31, 2011
	Average			Average	Average			Average
	Balance		Interest	Yield	Balance		Interest	Yield
Interest-Earning Assets:
Deposits	$19,412		$12	0.25%	$60,052		$38	0.25%
Federal funds sold and other short-term investments	1,264		—	0.03%	1,423		—	0.01%
Investment securities (1)	343,703		2,918	3.40%	348,128		2,991	3.45%
Securities available for sale	1,370,978		7,852	2.29%	1,313,249		7,295	2.22%
Federal Home Loan Bank stock	38,991		480	4.95%	38,099		394	4.11%
Net loans (2)
Total mortgage loans	3,201,705		38,959	4.84%	3,175,644		39,306	4.90%
Total commercial loans	818,192		10,370	5.05%	798,981		10,892	5.37%
Total consumer loans	564,615		6,289	4.48%	553,755		6,348	4.55%
Total Net loans	4,584,512		55,618	4.83%	4,528,380		56,546	4.94%
Total Interest-Earning Assets	$6,358,860		$66,880	4.19%	$6,289,331		$67,264	4.24%

Non-Interest Earning Assets:
Cash and due from banks	79,586				89,835
Other assets	663,407				662,826
Total Assets	$7,101,853				$7,041,992

Interest-Bearing Liabilities:
Demand deposits	$2,507,930		$2,783	0.45%	$2,430,323		$3,341	0.55%
Savings deposits	890,165		374	0.17%	882,074		543	0.24%
Time deposits	1,110,105		3,845	1.39%	1,151,708		4,229	1.46%
Total Deposits	4,508,200		7,002	0.62%	4,464,105		8,113	0.72%

Borrowed funds	900,785		5,041	2.25%	888,027		5,240	2.34%
Total Interest-Bearing Liabilities	$5,408,985		$12,043	0.90%	$5,352,132		$13,353	0.99%

Non-Interest Bearing Liabilities	731,732				735,297
Total Liabilities	6,140,717				6,087,429
Stockholders' equity	961,136				954,563
Total Liabilities and Stockholders' Equity	7,101,853				$7,041,992

Net interest income			$54,837				$53,911

Net interest rate spread				3.29%				3.25%
Net interest-earning assets	$949,875				$937,199

Net interest margin (3)				3.42%				3.39%
Ratio of interest-earning assets to
total interest-bearing liabilities	1.18	x			1.18	x

(1) Average outstanding balance amounts shown are amortized cost.
(2) Average outstanding balances are net of the allowance for loan losses, deferred loan fees and expenses, loan premiums and discounts and include non-accrual loans.
(3) Annualized net interest income divided by average interest-earning assets.

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Net Interest Margin Analysis
Quarterly Average to Date Balances
(Unaudited) (Dollars in Thousands)

	March 31, 2012			March 31, 2011
	Average		Average	Average		Average
	Balance	Interest	Yield	Balance	Interest	Yield
Interest-Earning Assets:
Deposits	$19,412	$12	0.25%	$14,633	$9	0.25%
Federal funds sold and
other short-term investments	1,264	—	0.03%	1,341	—	0.01%
Investment securities (1)	343,703	2,918	3.40%	342,689	3,093	3.61%
Securities available for sale	1,370,978	7,852	2.29%	1,334,201	8,970	2.69%
Federal Home Loan Bank stock	38,991	480	4.95%	36,973	524	5.75%
Net loans (2)				.
Total mortgage loans	3,201,705	38,959	4.84%	3,076,548	40,290	5.24%
Total commercial loans	818,192	10,370	5.05%	716,603	10,082	5.66%
Total consumer loans	564,615	6,289	4.48%	560,369	6,519	4.72%
Total Net loans	4,584,512	55,618	4.83%	4,353,520	56,891	5.24%
Total Interest-Earning Assets	$6,358,860	$66,880	4.19%	$6,083,357	$69,487	4.58%

Non-Interest Earning Assets:
Cash and due from banks	79,586			65,351
Other assets	663,407			650,416
Total Assets	$7,101,853			$6,799,124

Interest-Bearing Liabilities:
Demand deposits	$2,507,930	$2,783	0.45%	$2,168,211	$3,998	0.75%
Savings deposits	890,165	374	0.17%	896,138	866	0.39%
Time deposits	1,110,105	3,845	1.39%	1,270,169	4,966	1.59%
Total Deposits	4,508,200	7,002	0.62%	4,334,518	9,830	0.92%

Borrowed funds	900,785	5,041	2.25%	933,654	6,210	2.70%
Total Interest-Bearing Liabilities	$5,408,985	$12,043	0.90%	$5,268,172	$16,040	1.23%

Non-Interest Bearing Liabilities	731,732			602,673
Total Liabilities	6,140,717			5,870,845
Stockholders' equity	961,136			928,279
Total Liabilities and Stockholders' Equity	7,101,853			$6,799,124

Net interest income		$54,837			$53,447

Net interest rate spread			3.29%			3.35%
Net interest-earning assets	$949,875			$815,185

Net interest margin (3)			3.42%			3.51%
Ratio of interest-earning assets to
total interest-bearing liabilities	1.18			1.15

(1) Average outstanding balance amounts shown are amortized cost.
(2) Average outstanding balances are net of the allowance for loan losses, deferred loan fees and expenses, loan premiums and discounts and include non-accrual loans.
(3) Annualized net interest income divided by average interest-earning assets.

The following table summarizes the quarterly net interest margin for the previous five quarters.

3/31/12	12/31/11	9/30/11	6/30/11	3/31/11
1st Qtr.	4th Qtr.	3rd Qtr.	2nd Qtr.	1st Qtr.
Interest-Earning Assets:
Securities	2.54%	2.44%	2.81%	3.01%	2.91%
Net Loans	4.83%	4.94%	5.10%	5.16%	5.24%
Total Interest-Earning Assets	4.19%	4.24%	4.45%	4.56%	4.58%

Interest-Bearing Liabilities:
Total Deposits	0.62%	0.72%	0.81%	0.89%	0.92%
Total Borrowings	2.25%	2.34%	2.50%	2.65%	2.70%
Total Interest-Bearing Liabilities	0.90%	0.99%	1.10%	1.19%	1.23%

Interest Rate Spread	3.29%	3.25%	3.35%	3.37%	3.35%
Net Interest Margin	3.42%	3.39%	3.50%	3.53%	3.51%

Ratio of Interest-Earning Assets to Interest-Bearing Liabilities	1.18	x	1.18	x	1.16	x	1.15	x	1.15	x

SOURCE:  Provident Financial Services, Inc.

CONTACT:  Investor Relations, Provident Financial Services, Inc., 1-732-590-9300

Web Site:  http://www.providentnj.com